Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FIRST QUARTER 2013 RESULTS

•	Net sales $65.4 million.

•	Adjusted EBITDA $1.5 million.

•	Gross margin 30.2%.

CARSON, California, May 7, 2013— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the first quarter ended March 30, 2013 (“Q1 2013”) of $65.4 million compared with the first quarter ended March 31, 2012 (“Q1 2012”) net sales of $87.4 million, a decrease of 25.2% from Q1 2012 net sales. Q1 2013 net loss was $3.3 million or $0.11 per share, compared with Q1 2012 net loss of $0.8 million or $0.03 per share. The Company generated Adjusted EBITDA (EBITDA plus share-based compensation expense and restructuring costs) of $1.5 million for Q1 2013 compared to $4.2 million for Q1 2012. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

“This quarter, we successfully completed measures to strengthen the Company’s balance sheet and continue to implement strategies to return to profitable growth.” stated Shane Evangelist.

Q1 2013 Financial Highlights

•

Net sales decreased to $65.4 million for Q1 2013 compared to $87.4 million for Q1 2012. Our Q1 2013 net sales consisted of online sales, representing 89.6% of the total (compared to 93.4% in Q1 2012), and offline sales, representing 10.4% of the total (compared to 6.6% in Q1 2012). The net sales decrease was primarily due to a decline of $23.0 million, or 28.2%, in online sales, partially offset by a $1.0 million, or 17.6%, increase in offline sales. Online sales decreased primarily due to a 23.2% reduction in e-commerce unique visitors. Our offline sales, which consist of our Kool-Vue™ and wholesale operations, continued to show solid growth.

•

Gross profit decreased $6.9 million, or 25.9%, in Q1 2013 compared to Q1 2012. Gross margin rate decreased 0.3% to 30.2% in Q1 2013 compared to 30.5% in Q1 2012. Gross margin was unfavorably impacted by higher freight and warehouse supplies expense partially offset by higher selling margins from higher penetration of sales from our private label business.

•

Marketing expense was $11.2 million, or 17.1%, of net sales in Q1 2013, down from $13.5 million, or 15.4%, of net sales in Q1 2012. Online advertising expense, which includes catalog costs, was $4.3 million, or 7.4%, of online sales for Q1 2013, compared to $6.1 million, or 7.4%, of online sales for Q1 2012. Online advertising expense decreased primarily due to the reduction in our non-catalog online advertising expenses, which includes listing and placement fees paid to commercial and search engine websites, of $1.7 million as we adjusted our spend on lower sales volume. Marketing expense, excluding online advertising, was $6.9 million, or 10.5%, of net sales for Q1 2013, compared to $7.4 million, or 8.4%, of net sales for Q1 2012. The decline was primarily due to lower call center wages of $1.0 million partially offset by higher depreciation and amortization expense of $0.2 million and restructuring costs related to employee severance of $0.3 million.

•

General and administrative expense was $4.7 million, or 7.2%, of net sales in Q1 2013, down from $5.9 million, or 6.7%, of net sales for Q1 2012. The decrease of $1.2 million, or 20.2%, for Q1 2013 compared to Q1 2012, was due to lower depreciation and amortization expense of $0.4 million and lower merchant fees of $0.5 million.

•	Fulfillment expense was $5.4 million, or 8.2%, of net sales in Q1 2013 compared to $5.9 million, or 6.8%, of net sales in Q1 2012.

•	Technology expense was $1.5 million, or 2.3%, of net sales in Q1 2013, compared to $1.5 million, or 1.8%, of net sales in Q1 2012.

•	Capital expenditures for Q1 2013 were $2.6 million.

•	Cash and cash equivalents and investments were $1.3 million and total debt was $12.2 million as of March 30, 2013 compared to $1.0 million and $16.4 million as of December 29, 2012.

Q1 2013 Operating Metrics

	Q1 2013	Q1 2012	Q4 2012
Conversion Rate [1]	1.44%	1.47%	1.41%
Customer Acquisition Cost	$6.94	$7.50	$8.04
Marketing Spend (% Internet Sales)	7.5%	7.6%	8.6%
Unique Visitors (millions) [1,2]	36.8	47.9	36.5
Total Number of Orders (thousands)	529	705	514
Revenue Capture (% Sales) [3]	82.2%	83.7%	82.7%
Average Order Value	$109	$116	$108

[1]

As we consolidate to fewer websites, we changed the measurement source of our unique visitors data to another third-party provider in the first quarter of 2013. Previously reported operating metrics data for the first quarter and fourth quarter of 2012 were revised to conform to the current third-party provider’s data.

[2]	Visitors do not include traffic from media properties (e.g. AutoMD).
[3]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and (f) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	March 30 2013	March 31 2012
Net loss	$(3,343)	$(788)
Interest expense, net	185	199
Income tax provision	21	124
Amortization of intangible assets	106	340
Depreciation and amortization expense	3,638	3,747

EBITDA	607	3,622
Share-based compensation expense	409	584
Restructuring costs	498	—

Adjusted EBITDA	$1,514	$4,206

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, May 7, 2013. Participants may access the call by dialing 877-941-1428 (domestic) or 480-629-9713 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through May 21, 2013. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4618107.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par and Liquidation Value)

	March 30 2013	December 29 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,297	$1,030
Short-term investments	111	110
Accounts receivable, net of allowances of $242 and $221 at March 30, 2013 and December 29, 2012, respectively	7,040	7,431
Inventory	37,633	42,727
Deferred income taxes	44	39
Other current assets	3,310	4,176

Total current assets	49,435	55,513
Property and equipment, net	27,123	28,559
Intangible assets, net	3,120	3,227
Other non-current assets	1,669	1,578

Total assets	$81,347	$88,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,055	$28,025
Accrued expenses	9,475	10,485
Revolving loan payable	12,125	16,222
Current portion of capital leases payable	35	70
Other current liabilities	4,704	4,738

Total current liabilities	49,394	59,540
Capital leases payable, net of current portion	69	70
Deferred income taxes	350	314
Other non-current liabilities	1,711	1,309

Total liabilities	51,524	61,233

Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $5.8 million; 4,150 shares authorized; 4,000 and 0 shares issued and outstanding at March 30, 2013 and December 29, 2012, respectively	4	—
Common stock, $0.001 par value; 100,000 shares authorized; 31,151 shares and 31,128 shares issued and outstanding at March 30, 2013 and December 29, 2012, respectively	31	31
Additional paid-in capital	165,305	159,781
Accumulated other comprehensive income	378	384
Accumulated deficit	(135,895)	(132,552)

Total stockholders’ equity	29,823	27,644

Total liabilities and equity	$81,347	$88,877

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	March 30 2013	March 31 2012
Net sales	$65,405	$87,436
Cost of sales (1)	45,667	60,808

Gross profit	19,738	26,628

Operating expenses:
Marketing	11,191	13,450
General and administrative	4,687	5,870
Fulfillment	5,381	5,918
Technology	1,515	1,536
Amortization of intangible assets	106	340

Total operating expenses	22,880	27,114

Loss from operations	(3,142)	(486)

Other income (expense):
Other income, net	7	31
Interest expense	(187)	(209)

Total other expense, net	(180)	(178)

Loss before income tax provision	(3,322)	(664)
Income tax provison	21	124

Net loss	(3,343)	(788)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(6)	27
Unrealized gains on investments	—	25

Total other comprehensive (loss) income	(6)	52

Comprehensive loss	$(3,349)	$(736)

Basic and diluted net loss per share	$(0.11)	$(0.03)

Shares used in computation of basic and diluted net loss per share	31,141	30,638

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	March 30 2013	March 31 2012
Cash flows from operating activities:
Net loss	$(3,343)	$(788)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,638	3,747
Amortization of intangible assets	106	340
Deferred income taxes	31	126
Share-based compensation	409	584
Stock awards issued for non-employee director service	11	—
Amortization of deferred financing costs	20	39
Loss from disposition of assets	—	4
Changes in operating assets and liabilities
Accounts receivable	391	(1,267)
Inventory	5,094	6,138
Other current assets	867	29
Other non-current assets	23	—
Accounts payable and accrued expenses	(6,243)	(9,303)
Other current liabilities	(35)	(18)
Other non-current liabilities	370	149

Net cash provided by (used in) operating activities	1,339	(220)

Cash flows from investing activities:
Additions to property and equipment	(2,623)	(2,371)
Proceeds from sale of property and equipment	—	14
Cash paid for intangible assets	—	(16)
Proceeds from sale of marketable securities and investments	—	1,071
Purchases of marketable securities and investments	—	(7)
Purchases of company-owned life insurance	(106)	—

Net cash used in investing activities	(2,729)	(1,309)

Cash flows from financing activities:
Proceeds from revolving loan payable	5,903	—
Payments made on revolving loan payable	(10,000)	—
Proceeds from issuance of Series A convertible preferred stock	5,800	—
Payment of issuance costs from Series A convertible preferred stock	(30)
Payments of debt financing costs	—	(14)
Payments on capital leases	(36)	(33)
Proceeds from exercise of stock options	23	43

Net cash provided by (used in) financing activities	1,660	(4)

Effect of exchange rate changes on cash and cash equivalents	(3)	32

Net change in cash and cash equivalents	267	(1,501)
Cash and cash equivalents, beginning of period	1,030	10,335

Cash and cash equivalents, end of period	$1,297	$8,834

Supplemental disclosures of non-cash investing and financing activities:
Accrued asset purchases	$1,294	$1,717
Unpaid issuance costs related to Series A convertible preferred stock	765	—
Unrealized gain on investments	—	17

Supplemental disclosures of consolidated cash flow information:
Cash paid for income taxes	—	—
Cash paid for interest	112	218

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085

Budd Zuckerman, President

Genesis Select Corporation

bzuckerman@genesisselect.com

(303) 415-0200